Exhibit 10.5

STOCK REDEMPTION AND NOTE CANCELLATION AGREEMENT

Dated as of April 30, 2019

This Stock Redemption and Note Cancellation Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between (i) Drone Aviation Holding Corp., a Nevada corporation (the “Company”) and (ii) Daniyel Erdberg (“Shareholder”). Each of the Company and Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Common Stock Purchase Agreement, dated as of December 21, 2018 (the “SPA”) Shareholder acquired, and is the owner of, 150,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, all 150,000 shares of the Common Stock have been issued to Shareholder, with 50,000 of such shares of Common Stock being paid for in cash, and 100,000 of such shares of Common Stock being paid for pursuant to the Promissory Note by the Shareholder in favor of the Company as the “Borrower” thereunder in the original principal amount of $50,000, dated as of January 25, 2019 (the “Note”); and

WHEREAS, now the Parties desire for the Company to redeem from Shareholder the 100,000 shares of Common Stock being paid for pursuant to the Note (the “Shares”), and to cancel and terminate the Note, in each case subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.     Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Shareholder shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept, redeem and purchase, the Shares and any and all rights in the Shares to which Shareholder is entitled, and by doing so Shareholder shall be deemed to have assigned all of Shareholder’s rights, titles and interest in and to the Shares to the Company. For the avoidance of doubt, the Shareholder shall retain ownership of the 50,000 shares of Common Stock which were paid for in cash.

2.     Consideration. The Shares shall be redeemed by the Company in return for the termination and cancellation of the Note. Effective as of the Closing (as defined below), the Parties agree that the Note and all amounts due and payable thereunder, including the principal amount and all accrued interest as of the Effective Date, are each hereby forgiven and the Note is hereby cancelled and terminated and shall be of no further force or effect.

3.     Closing; Deliveries; Additional Actions.

3.1.	Closing. The purchase and sale of the Shares and the termination of the Note (the “Closing”) shall be held on the Effective Date.

3.2.	Deliveries at Closing. At the Closing, Shareholder shall deliver to the Company any stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank in the form as attached hereto as Exhibit A, or other instruments of transfer in form and substance reasonably satisfactory to the Company and such other documents as may be required under applicable law or reasonably requested by the Company.

4.	Representations and Warranties of the Shareholder. Shareholder represents and warrants to the Company as set forth below.

4.1.	Right and Title to Shares. Shareholder legally and beneficially owns the Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Shareholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

4.2.	Organization and Standing. Shareholder is an individual and has all requisite power and authority to own his properties and conduct his business as it is now being conducted.

4.3.	Due Authority; No Violation. Shareholder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Shareholder, and no other proceedings on the part of Shareholder are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Shareholder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Shareholder is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Shareholder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which Shareholder is a party or by which it or any of its assets or properties are bound.

4.4.	Approvals. No approval, authority, or consent of or filing by Shareholder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.5.	Enforceability. This Agreement has been duly executed and delivered by Shareholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5.	Representations and Warranties of the Company. The Company represents and warrants to Shareholder as set forth below.

5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of the Company as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

5.3.	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

5.4.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Shareholder, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6.	Additional Agreements. This Agreement shall be effective upon its execution by each of the Parties hereto. Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

7.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given in accordance with the provisions of Section 6.8 of the SPA.

8.	Governing Law; Etc. This Agreement shall be governed and controlled by and in accordance with the laws of the State of Florida without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in Duval County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

9.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

11.	Entire Agreement; Severability. This Agreement and the exhibits attached hereto and the SPA set forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

12.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement.

13.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

14.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

15.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

16.	No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

17.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

18.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

19.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Drone Aviation Holding Corp.

By:	/s/ Kendall W. Carpenter
Name:	Kendall W Carpenter
Title:	EVP and CFO

Daniyel Erdberg

By:	/s/ Daniyel Erdberg
Name:	Daniyel Erdberg

Exhibit A

IRREVOCABLE STOCK POWER

Drone Aviation Holding Corp.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Daniyel Erdberg (“Seller”) hereby assigns, transfers, and conveys to Drone Aviation Holding Corp., a Nevada corporation (the “Company”), all of Seller’s right, title, and interest in and to (i) 100,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), and hereby irrevocably appoints the Executive Vice President, the Chief Financial Officer and the other authorized officers of the Company as Seller’s attorney-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Date: April 30, 2019

Seller: Daniyel Erdberg

By:	/s/ Daniyel Erdberg
Name:	Daniyel Erdberg